APPENDIX A                                       CONFORMED COPY

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                      AGREEMENT AND PLAN OF REORGANIZATION
                                      among
                                EFTC CORPORATION
                              CTI ACQUISITION CORP.
                                       and
                               CIRCUIT TEST, INC.
                            dated as of July 9, 1997






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
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                                TABLE OF CONTENTS


RECITALS .........................................................................................................1

AGREEMENT.........................................................................................................1

ARTICLE I         THE MERGER......................................................................................2
         1.1      The Merger......................................................................................2
         1.2      The Closing.....................................................................................2
         1.3      Effective Time..................................................................................2
         1.4      Certain Tax Positions...........................................................................2

ARTICLE II        SURVIVING CORPORATION...........................................................................2
         2.1      Articles of Incorporation.......................................................................2
         2.2      Bylaws..........................................................................................3
         2.3      Directors.......................................................................................3
         2.4      Officers........................................................................................3

ARTICLE III       EFFECT OF MERGER ON CAPITAL STOCK...............................................................3
         3.1      Effect on Capital Stock.........................................................................3
         3.2      Exchange of Certificates........................................................................4
         3.3      No Further Ownership Rights in Circuit Test Common Stock........................................5
         3.4      Lost, Stolen or Destroyed Certificates..........................................................5

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF CIRCUIT TEST..................................................5
         4.1      Organization, Standing and Power................................................................5
         4.2      Capitalization; Shareholders....................................................................6
         4.3      Subsidiaries....................................................................................7
         4.4      Due Authorization...............................................................................7
         4.5      Financial Statements............................................................................8
         4.6      Absence of Certain Changes......................................................................8
         4.7      Liabilities.....................................................................................8
         4.8      Accounts Receivable.............................................................................9
         4.9      Litigation......................................................................................9
         4.10     Restrictions on Business Activities.............................................................9
         4.11     Governmental Authorization......................................................................9
         4.12     Contracts and Commitments.......................................................................9
         4.13     Title to Property..............................................................................10
         4.14     Intellectual Property..........................................................................10
         4.15     Environmental Matters..........................................................................12
         4.16     Taxes..........................................................................................13
         4.17     S Corporation and Other Matters................................................................14

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         4.18     Employee Benefit Plans.........................................................................14
         4.19     Employee Matters...............................................................................16
         4.20     Interested Party Transactions..................................................................16
         4.21     Insurance......................................................................................16
         4.22     Compliance With Laws...........................................................................17
         4.23     Major Customers................................................................................17
         4.24     Suppliers......................................................................................17
         4.25     Inventory......................................................................................17
         4.26     Product Warranty and Product Liability.........................................................18
         4.27     Minute Books...................................................................................18
         4.28     Brokers' and Finders' Fees.....................................................................18
         4.29     Proxy Statement................................................................................18
         4.30     Regulation D Offering..........................................................................18
         4.31     Disclosure.....................................................................................19
         4.32     Hart-Scott-Rodino..............................................................................19
         4.33     Reliance.......................................................................................19

ARTICLE V         REPRESENTATIONS AND WARRANTIES OF PARENT AND
                  MERGER SUB.....................................................................................19
         5.1      Organization, Standing and Power...............................................................19
         5.2      Capitalization.................................................................................20
         5.3      Due Authorization..............................................................................20
         5.4      SEC Documents; Financial Statements............................................................21
         5.5      Absence of Certain Changes.....................................................................21
         5.6      Compliance with Laws...........................................................................22
         5.7      Board Approval.................................................................................22
         5.8      Litigation.....................................................................................22
         5.9      Title to Property..............................................................................22
         5.10     Intellectual Property..........................................................................22
         5.11     Taxes..........................................................................................23
         5.12     Employee Benefit Plans; ERISA..................................................................23
         5.13     Compliance With Laws...........................................................................24
         5.14     Major Customers................................................................................24
         5.15     Suppliers......................................................................................24
         5.16     Brokers' and Finders' Fees.....................................................................24
         5.17     Disclosure.....................................................................................24
         5.18     Hart-Scott-Rodino..............................................................................24
         5.19     Reliance.......................................................................................24

ARTICLE VI        CONDUCT PRIOR TO EFFECTIVE TIME................................................................25

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         6.1      Conduct of Business of Circuit Test............................................................25
         6.2      No Solicitation; Acquisition Proposals.........................................................28
         6.3      Conduct of Business of Parent..................................................................28
         6.4      Notice of Breach...............................................................................29

ARTICLE VII  ADDITIONAL COVENANTS................................................................................29
         7.1      Proxy Statement................................................................................29
         7.2      Meetings of Shareholders.......................................................................29
         7.3      Access to Information..........................................................................30
         7.4      Confidentiality................................................................................30
         7.5      Publicity......................................................................................30
         7.6      Filings; Cooperation...........................................................................30
         7.7      Employment Matters.............................................................................31
         7.8      Stock Options..................................................................................31
         7.9      Director Nominees..............................................................................31
         7.10     Further Assurances.............................................................................31
         7.11     Certain Tax Matters............................................................................31
         7.12     Audited Financial Statements...................................................................32
         7.13     Additional Agreements..........................................................................32
         7.14     Deferred Compensation..........................................................................32

ARTICLE VIII  CONDITIONS PRECEDENT...............................................................................32
         8.1      Conditions to Obligations of Each Party to Effect the Merger...................................32
         8.2      Additional Conditions to Obligations of Circuit Test to Effect the Merger......................33
         8.3      Additional Conditions to the Obligations of Parent and Merger Sub to
                  Effect the Merger..............................................................................33

ARTICLE IX        RESTRICTIONS ON TRANSFER.......................................................................35
         9.1      Legends........................................................................................35
         9.2      Notice of Proposed Dispositions................................................................36

ARTICLE X         TERMINATION, AMENDMENT AND WAIVER..............................................................36
         10.1     Termination....................................................................................36
         10.2     Effect of Termination..........................................................................37
         10.3     Amendment......................................................................................37
         10.4     Extension; Waiver..............................................................................37


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ARTICLE XI        GENERAL PROVISIONS.............................................................................37
         11.1     Survival of Representations and Warranties.....................................................37
         11.2     Indemnification by Parent......................................................................38
         11.3     Notices........................................................................................38
         11.4     Interpretation.................................................................................39
         11.5     Counterparts...................................................................................40
         11.6     Entire Agreement; Nonassignability; Parties in Interest........................................40
         11.7     Severability...................................................................................40
         11.8     Remedies Cumulative; No Waiver.................................................................40
         11.9     Governing Law..................................................................................40
         11.10    Rules of Construction..........................................................................40
         11.11    Expenses.  ....................................................................................41
         11.12    Attorneys Fees.................................................................................41


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EXHIBITS

Exhibit 1.3 (A)                     Articles of Merger
Exhibit 1.3 (B)                     Plan of Merger
Exhibit 7.7                         Form of Employment Agreement
Exhibit 7.13                        Form of Voting Letter Agreement
Exhibit 8.2(c)                      Opinion of Counsel to Parent
Exhibit 8.2(d)                      Registration Rights Agreement
Exhibit 8.3(c)                      Opinion of Counsel to Circuit Test
Exhibit 8.3(h)                      Indemnification Agreement


SCHEDULES

Schedule 3.1                        Circuit Test Common Stock and Pro Forma Conversions to Parent
                                    Common Stock
Schedule 7.8                        Options Issuable by Parent to Management of Circuit Test
Target Disclosure Schedule
Parent Disclosure Schedule


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                             INDEX OF DEFINED TERMS
                                                                                                               Page

1989 Act          ................................................................................................2
Agreement         ................................................................................................1
Airhub            ................................................................................................1
Annual Financial Statements.......................................................................................8
CERCLA            ...............................................................................................12
Certificates      ................................................................................................4
Circuit Test      ................................................................................................1
Circuit Test Authorizations.......................................................................................9
Circuit Test Common Stock.........................................................................................6
Circuit Test Disclosure Schedule..................................................................................5
Circuit Test Employee Plans......................................................................................15
Class A Common    ................................................................................................6
Class B Common    ................................................................................................6
Closing           ................................................................................................2
Closing Date      ................................................................................................2
COBRA             ...............................................................................................16
Code              ................................................................................................1
Confidential Information.........................................................................................11
controlled group  ...............................................................................................23
CT Shareholders   ................................................................................................1
Deferred Compensation............................................................................................32
Designees         ...............................................................................................31
Effective Time    ................................................................................................2
Employment Agreements............................................................................................31
environment       ...............................................................................................12
Environmental Law ...............................................................................................12
ERISA             ...............................................................................................14
ERISA Affiliate   ...............................................................................................14
Governmental Entity...............................................................................................7
Hazardous Substance..............................................................................................12
Holder            ...............................................................................................35
HSR Act           ...............................................................................................19
include           ...............................................................................................39
includes          ...............................................................................................39
including         ...............................................................................................39
Indemnification Agreement........................................................................................34
Indemnification Threshold........................................................................................38
Intellectual Property............................................................................................10
Interim Circuit Test Financial Statements.........................................................................8
Inventory         ...............................................................................................17
knowledge         ...............................................................................................39

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Lien              ................................................................................................6
LLC               ................................................................................................1
LLC Agreement     ................................................................................................1
Losses            ...............................................................................................38
made available    ...............................................................................................39
material          ...............................................................................................39
Material Adverse Effect..........................................................................................39
Merger            ................................................................................................2
Merger Sub        ................................................................................................1
Merger Sub Common Stock...........................................................................................3
NASD              ...............................................................................................21
no action         ...............................................................................................36
Parent            ................................................................................................1
Parent Balance Sheet Date........................................................................................21
Parent Common Stock...............................................................................................3
Parent SEC Documents.............................................................................................21
Parent Shareholders Meeting......................................................................................18
Parent Stock Option Plans........................................................................................20
plan of reorganization............................................................................................1
Proprietary Information..........................................................................................30
Proxy Statement   ...............................................................................................18
Registration Rights Agreement....................................................................................33
release           ...............................................................................................12
Representatives   ...............................................................................................30
Restricted Securities............................................................................................35
SEC               ...............................................................................................21
SECURITIES ACT    ...............................................................................................35
Shareholder Indemnity Claim......................................................................................38
Surviving Corporation.............................................................................................2
Tax               ...............................................................................................14
Tax authority     ...............................................................................................14
Tax Return        ...............................................................................................14
Taxable           ...............................................................................................14
Taxes             ...............................................................................................14
Third Party Intellectual Property Rights.........................................................................11
Transaction       ................................................................................................1
ultimate parent entity...........................................................................................19
unrealized built in gain.........................................................................................14
Voting Agreement  ...............................................................................................34
without limitation...............................................................................................39


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                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of July 9, 1997, is among EFTC Corporation, a Colorado corporation ("Parent"), CTI ACQUISITION CORP., a Florida corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and CIRCUIT TEST, INC., a Florida corporation ("Circuit Test").

                                    RECITALS

         A. The Boards of Directors of Parent and Circuit Test have determined that a business combination between Parent and Circuit Test is in the best interests of their respective companies and shareholders, and accordingly have approved this Agreement and the merger provided for herein whereupon Merger Sub shall merge with and into Circuit Test upon the terms, and subject to the conditions, set forth herein. In addition, each of the shareholders of Circuit Test (the "CT Shareholders") has approved this Agreement and the merger provided for herein.

         B. In addition to the transactions contemplated by this Agreement, Parent intends to acquire certain other entities which are closely affiliated with Circuit Test. As a result, simultaneous with the execution of this Agreement, Parent is entering into that certain Limited Liability Company Unit Purchase Agreement (the "Purchase Agreement") with Circuit Test International, L.C., a Florida limited liability company ("LLC"), and Airhub Services Group, L.C., a Kentucky limited liability company ("Airhub"). This Agreement, the Purchase Agreement, and the exhibits and schedules contained therein represent the entire transaction by which Parent is acquiring control of the business conducted by Circuit Test, LLC and Airhub (the "Transaction").

         C. The merger is intended to qualify, for federal income tax purposes, as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368 of the Code.

  D. Parent, Merger Sub and Circuit Test desire to make certain representations, warranties and agreements in connection with the merger.


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                                    AGREEMENT

         NOW,  THEREFORE,  in  consideration  of  the  foregoing,   and  of  the
representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into Circuit Test in accordance herewith and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). Circuit Test shall be the surviving corporation in the Merger, and therefore is sometimes hereinafter referred to as "Surviving Corporation." The Merger shall have the effects specified in Section 607.1106 of the Florida 1989 Business Corporation Act (the "1989 Act").

         1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203, at 10:00 a.m., local time, within three business days following the day on which the conditions set forth in Article VIII shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as Parent and Circuit Test agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         1.3 Effective  Time.  If all the  conditions to the Merger set forth in
Article VIII shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article X, the parties hereto shall cause Articles of Merger and a Plan of Merger meeting the requirements of Section 607.1101 and 607.1105 of the 1989 Act to be properly executed and duly filed in accordance with the 1989 Act on the Closing Date. Forms of the Articles of Merger and Plan of Merger are set forth hereto as Exhibits 1.3 (A) and (B). The Merger shall become effective at the time when the Articles of Merger and Plan of Merger are so filed with the Department of State of the State of Florida or at such later time that the parties hereto agree and is designated in such Articles of Merger (the "Effective Time").

         1.4 Certain Tax Positions. The parties hereto intend the Merger to qualify, and will take the position for tax purposes that the Merger qualifies, as a non-taxable reorganization under Sections 368(a)(1)(A) and (a)(2)(E) of the Code. Neither party hereto nor any affiliate thereof will take any action that would cause the Merger not to qualify as a reorganization under those sections or regulations promulgated thereunder.



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                                   ARTICLE II

                              SURVIVING CORPORATION

         2.1 Articles of Incorporation. The Articles of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation of Surviving Corporation until duly amended in accordance with applicable law.

         2.2 Bylaws. At the Effective Time, Surviving Corporation shall take such actions as may be necessary to amend and restate the Bylaws of Surviving Corporation to be the same as the Bylaws of Merger Sub, until duly amended in accordance with applicable law.

         2.3 Directors. The directors of the Surviving Corporation shall be Jack Calderon, Stuart W. Fuhlendorf, and Allen S. Braswell, Jr.

     2.4 Officers. The officers the of Surviving Corporation shall be Allen S. Braswell, Jr., President, Stuart W. Fuhlendorf, Treasurer, and Jack Calderon, Vice President and Secretary, or as the parties hereto may otherwise agree prior to the Effective Time.


                                   ARTICLE III

                        EFFECT OF MERGER ON CAPITAL STOCK

     3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Circuit Test or the holders of any of the following securities all of the following shall occur:

                  (a)      Conversion of Circuit Test Common Stock.

     (i) Each issued and outstanding share of Circuit Test Common Stock (as defined in Section 4.2) shall no longer be outstanding but instead converted into the right to receive 152.788 shares of Common Stock, $.01 par value, of Parent (the "Parent Common Stock").

     (ii) Schedule 3.1 sets forth all shares of Circuit Test Common Stock outstanding as of the date of this Agreement, along with a calculation of the shares of Parent Common Stock issuable as of the Effective Time.

                  (b) Fractional Shares. No fraction of a share of Parent Common Stock will be issued in the Merger. In lieu of such issuance, all shares of Parent Common Stock issued to the Circuit Test shareholders pursuant to this Agreement shall be rounded to the closest whole share of Parent Common Stock.


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                  (c) Capital  Stock of Merger Sub. At the  Effective  Time,  by
virtue of the Merger and without any action on the part of any holder of any capital stock of Parent, Merger Sub or Circuit Test, each issued and outstanding share of Common Stock, $.01 par value, of Merger Sub ("Merger Sub Common Stock") shall be converted into one (1) share of Circuit Test Common Stock.

         3.2      Exchange of Certificates.

                  (a) Exchange. As soon as practicable after the Closing and against surrender to Parent by any holder of record of a certificate or certificates that prior to the Effective Time represented shares of Circuit Test Common Stock (the "Certificates"), Parent shall cause to be delivered to the holder of record of such Certificates the Merger Consideration to be received by such holder as specified in Section 3.1. Until such Certificates are so surrendered, Parent shall not cause to be delivered to the holder of record of such Certificates the shares referred to in the previous sentence. Each outstanding Certificate that prior to the Effective Time represented shares of Circuit Test Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the right to receive the Merger Consideration and the right to receive unpaid dividends and distributions, if any, that such holder has the right to receive in respect of such Parent Common Stock, after giving effect to any required withholding tax, in each case without interest thereon. The shares represented by the Certificates surrendered to Parent shall forthwith be canceled. The risk of loss and title to the Certificates shall pass only upon receipt by Parent of the Certificates.

                  (b) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any Certificate until such Certificate is surrendered for exchange as provided herein. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 3.2(b)) with respect to such shares of Parent Common Stock and not paid, less the amount of any withholding taxes that may be required thereon.

                  (c) Transfers. At or after the Effective Time, there shall be no transfers on the stock transfer books of Circuit Test of the shares of Circuit Test Common Stock that were outstanding immediately prior to the Effective Time. If, at or after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing the shares of Parent Common Stock deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article III. Certificates surrendered for exchange by any person shall not be exchanged until Parent has received confirmation of the continued accuracy and effectiveness of the Investor Questionnaire and the Investor Letter, Indemnification Agreement and Registration Rights Agreement (each as defined in Section 8.3) executed and delivered by such person.


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                  (d) No Liability.  Notwithstanding anything to the contrary in this Section 3.2, neither the Surviving Corporation nor any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         3.3 No Further Ownership Rights in Circuit Test Common Stock. All shares of Parent Common Stock issued upon surrender for exchange of shares of Circuit Test Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Circuit Test Common Stock, and there shall be no further registration of transfers on the records of Surviving Corporation of shares of Circuit Test Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

         3.4 Lost, Stolen or Destroyed Certificates. If any Certificate is lost, stolen or destroyed, the Parent's exchange agent shall issue in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 3.1, except that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Surviving Corporation or the exchange agent with respect to the Certificates alleged to have been lost, stolen or destroyed.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF CIRCUIT TEST

         Except as disclosed in a document of even date herewith and delivered by Circuit Test to Parent prior to the execution and delivery of this Agreement and referring to the section number and subsection of the representations and warranties in this Agreement, subject to its subsequent revision from time to time prior to the Effective Time (with the prior written consent of Parent), (the "Circuit Test Disclosure Schedule"), Circuit Test represents and warrants to Parent and Merger Sub as follows:

         4.1 Organization, Standing and Power. Circuit Test is a corporation duly organized and validly existing under the laws of the State of Florida, has the full corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect (as defined in Section 11.3) on Circuit Test. Circuit Test has delivered to Parent a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date. Circuit Test is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. The Circuit Test Disclosure Schedule lists a complete and correct list of the officers and directors of Circuit Test.

         4.2      Capitalization; Shareholders.

                  (a) The authorized capital stock of Circuit Test consists of 50,000 shares of Circuit Test Class A Common Stock par value $.01 per share (the "Class A Common"), of which there are issued and outstanding five (5) shares of Class A Common and 50,000 shares of Circuit Test Class B Common Stock par value $.01 per share (the "Class B Common"), of which there are issued and outstanding 12,162 shares of Class B Common. The Class A Common and the Class B Common are collectively referred to herein as the "Circuit Test Common Stock." There are no other outstanding shares of capital stock or other securities of Circuit Test and no outstanding subscriptions, options, warrants, puts, calls, purchase or sale rights, exchangeable or convertible securities or other commitments or agreements of any nature relating to the capital stock or other securities of Circuit Test, or otherwise obligating Circuit Test to issue, transfer, sell, purchase, redeem or otherwise acquire such stock or securities. All outstanding shares of Circuit Test Common Stock are duly authorized, validly issued, fully paid and non-assessable, are free and clear of any mortgage, pledge, lien, encumbrance, charge or other security interest (a "Lien"), except Liens created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Circuit Test or any agreement to which Circuit Test is a party or by which it is bound. There are not any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character to which Circuit Test is a party or by which Circuit Test may be bound obligating Circuit Test to issue, deliver, or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Circuit Test or obligating Circuit Test to enter into such an option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. There are no contracts, commitments or agreements relating to voting, purchase or sale of Circuit Test's capital stock
(i) between or among Circuit Test and any of its shareholders and (ii) to the Circuit Test's knowledge, between or among any of Circuit Test's shareholders, except for the shareholders named in the Circuit Test Disclosure Schedule. Circuit Test does not have any outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of shares of Circuit Test Common Stock on any matter.

                  (b) Schedule 3.1 sets forth a true and complete list of the names of all the record holders of Circuit Test Common Stock, together with the number of shares of Circuit Test Common Stock held by each such holder. Except as set forth in Schedule 3.1, each holder so listed that is an individual is a competent adult and is the record and the beneficial owner of all shares or other equity securities so listed in his or her name, with the sole right to vote, dispose of, and receive dividends or distributions with respect to such shares. Each holder so listed on Schedule 3.1 that is an entity is the record and beneficial owner, or if a trust, its beneficiaries are the beneficial owners of, all shares or other equity securities so listed in its name, has the sole right to vote, dispose of, and receive dividends or distributions with respect to such shares, has the full power and authority, and has or will be fully empowered and authorized as of the Effective Time, to consummate the matters contemplated to be consummated by such holder herein.

         4.3 Subsidiaries. Circuit Test does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         4.4      Due Authorization.

                  (a) Circuit Test has the full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Circuit Test, subject only to the approval of the Merger by Circuit Test's shareholders as contemplated by Section 7.2. This Agreement has been duly executed and delivered by Circuit Test and constitutes the valid and binding obligation of Circuit Test enforceable against Circuit Test in accordance with its terms. The execution and delivery of this Agreement by Circuit Test do not, and the consummation of the transactions contemplated hereby will not: (i) conflict with or violate any provision of the Articles of Incorporation or Bylaws of Circuit Test, (ii) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to Circuit Test or the properties or assets of Circuit Test, or (iii) result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or result in the creation of any Lien on any of the properties or assets of Circuit Test pursuant to or require the consent or approval of any party to any mortgage, indenture, lease, contract or other agreement or instrument, bond, note, concession or franchise applicable to Circuit Test or any of its properties or assets, except, in the case of this clause (iii) only, where such conflict, violation, default, termination, cancellation or acceleration would not have and could not reasonably be expected to have a Material Adverse Effect on Circuit Test or prevent the consummation of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Circuit Test in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for the filing of the Plan of Merger and the Articles of Merger as provided in
Section 1.3 and such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Circuit Test or prevent the consummation of transactions contemplated hereby.

                  (b) All holders of Circuit Test Common Stock have approved, by written consent or otherwise, this Agreement and the Merger in accordance with applicable law, and no other consent or approval of any holder of Circuit Test Common Stock or other equity securities of Circuit Test is required for Circuit Test to execute and deliver this Agreement and consummate the transaction contemplated hereby. By virtue of such approval, no holder of

Circuit Test Common Stock or other equity securities of Circuit Test has any right to dissent and obtain payment for such holder's shares under applicable law.

         4.5 Financial Statements. Circuit Test has heretofore delivered to Parent true and complete copies of (i) the unaudited balance sheet, and the related statements of operations and stockholders' equity and of cash flows for each of the years ended December 31, 1995 and 1994, and (ii) unaudited balance sheet, and the related statements of operations and stockholders' equity and of cash flows at December 31, 1996 (collectively, the "Annual Financial Statements"). Circuit Test also has heretofore delivered to Parent true copies of the unaudited balance sheet of Circuit Test at May 31, 1997 and the related unaudited statements of income for the five (5) months then ended (the "Interim Circuit Test Financial Statements"). The Annual Financial Statements and the Interim Circuit Test Financial Statements were prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as indicated in the notes thereto and, in the case of the Interim Circuit Test Financial Statements, that no notes are included) and fairly present the consolidated financial condition and operating results of Circuit Test at the dates and during the periods indicated therein, subject, in the case of the Interim Circuit Test Financial Statements, to normal, recurring year-end audit adjustments. Upon delivery of the audited financial statements to be delivered to Parent pursuant to Section 7.12, such audited financial statements will be deemed to be the Annual Financial Statements as to which representations and warranties are made herein, and such representations and warranties will be deemed to have been made by Circuit Test with respect to such financial statements as of the date of such delivery.

         4.6 Absence of Certain Changes. Except as specifically permitted by this Agreement or as set forth in Schedule 4.6 of the Circuit Test Disclosure Schedule, since December 31, 1996, Circuit Test has conducted its business in the ordinary course consistent with past practice and there has not occurred:
(i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Circuit Test; (ii) any action by or with respect to Circuit Test that would have constituted a breach of any of the covenants contained in
Section 6.1(b); or (iii) any of the following matters:

     (a) any material damage, destruction or loss (whether or not covered by insurance) to the properties and assets of Circuit Test;

     (b) any Lien on any asset other than those otherwise permitted by this Agreement;

     (c) any labor dispute, litigation or governmental investigation affecting the business or financial condition of Circuit Test;

         4.7 Liabilities. Except as set forth in the Annual Financial Statements, the Interim Circuit Test Financial Statements, the Circuit Test Disclosure Schedule and except for liabilities or obligations arising in the ordinary course and consistent with past practice and those incurred in connection herewith, Circuit Test does not have any liability or obligation of any nature, whether due or to become due, fixed or contingent.

         4.8 Accounts Receivable. All of the accounts receivable shown on the balance sheet included in the Interim Circuit Test Financial Statements as of May 31, 1997 have been collected or are good and collectible in the aggregate recorded amounts thereof (less the allowance for doubtful accounts also appearing in such May 31, 1997 balance sheet and net of returns and payment discounts allowable by Circuit Test's policies) and can reasonably be anticipated to be paid in full in the ordinary course of business consistent with past practice without outside collection efforts, subject to no counterclaims or setoffs.

         4.9 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Circuit Test, threatened against Circuit Test or any of its assets and properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Circuit Test. There is no judgment, decree or order against Circuit Test, or, to the knowledge of Circuit Test, any of its directors or officers (in their capacities as such), that could prevent consummation of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Circuit Test.

         4.10 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon Circuit Test which has or reasonably could be expected to have the effect of prohibiting or materially impairing any current or proposed business practice of Circuit Test, any acquisition of property by Circuit Test or the conduct of business by Circuit Test as currently conducted or as proposed to be conducted by Circuit Test.

         4.11 Governmental Authorization. Circuit Test has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization that is necessary for Circuit Test to own or lease, operate and use its respective assets and properties and to carry on business as currently conducted or as proposed to be conducted (collectively "Circuit Test Authorizations"), Circuit Test has performed and fulfilled its obligations under the Circuit Test Authorizations, and all the Circuit Test Authorizations are in full force and effect, except where the failure to obtain or have any of such Circuit Test Authorizations could not reasonably be expected to have a Material Adverse Effect on Circuit Test.

         4.12 Contracts and Commitments. Circuit Test is not a party to any oral or written (a)(i) obligation for borrowed money, (ii) obligation evidenced by bonds, debentures, notes or other similar instruments, (iii) obligation to pay the deferred purchase price of property or services (other than trade accounts arising in the ordinary course of business), (iv) obligation under capital leases, (v) debt of others secured by a Lien on its property, (vi) guaranty of liabilities or obligations of others, (vii) agreement under which Circuit Test is obligated to make or expects to receive payments in excess of $50,000 or
(viii) agreement granting any person a Lien on any of its properties or assets (except purchase money security interests created in the ordinary course of business consistent with past practice); (b)(i) employment agreement or collective bargaining agreement or (ii) agreements that limit the right of Circuit Test, or any of its employees to compete in any line of business; or (c) agreement which, after giving effect to the transactions contemplated hereby, purports to restrict or bind Parent or any of its subsidiaries, other than Surviving Corporation, in any respect. True and complete copies of all agreements described in the Circuit Test Disclosure Schedule have been delivered to Parent. Circuit Test has fulfilled, or taken all actions necessary to enable it to fulfill when due, its obligations under each of such agreements. All parties thereto have complied in all material respects with the provisions thereof and no party is in breach or violation of, or in default (with or without notice or lapse of time, or both) under such agreements. With respect to such agreements, Circuit Test has not received any notice of termination, cancellation or acceleration or any notice of breach, violation or default thereof.

         4.13 Title to Property. Circuit Test has good and marketable title to all of its respective properties and assets, or in the case of leased properties and assets, valid leasehold interests in such properties, free and clear of any Lien. The plants, property and equipment of Circuit Test that are used in the operations of its business are in good operating condition and repair. All plants, property and equipment owned by Circuit Test conform (to Circuit Test's knowledge) with all applicable ordinances, regulations and zoning and other laws and do not encroach on the property of others, the failure to conform with which would have a Material Adverse Effect on Circuit Test. There is no pending or, to Circuit Test's knowledge, threatened change in any such ordinance, regulation or zoning or other law, and there is no pending or, to Circuit Test's knowledge, threatened condemnation of any such building, machinery or equipment. The properties and assets of Circuit Test include all rights, properties, interests in properties and assets necessary to permit Surviving Corporation to conduct its business as currently conducted. The Circuit Test Disclosure Schedule identifies each parcel of real property owned or leased by Circuit Test.

         4.14     Intellectual Property.

                  (a) Circuit Test owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of Circuit Test as currently conducted, except to the extent that the failure to have such rights has not and could not reasonably be expected to have a Material Adverse Effect on Circuit Test.

                  (b) The Circuit Test Disclosure Schedule lists: (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, which Circuit Test considers to be material to its business and included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which Circuit Test is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all material licenses, sublicenses and other agreements as to which Circuit Test is a party and pursuant to which Circuit Test is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights"), in each case which are incorporated in, are, or form a part of any product or service of Circuit Test.

                  (c) To the knowledge of Circuit Test, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Circuit Test, any trade secret material to Circuit Test, or any Third Party Intellectual Property Right, by any third party, including any employee or former employee of Circuit Test. Circuit Test has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business, or contained in license agreements relating to Intellectual Property licensed to Circuit Test in the ordinary course of business.

                  (d) Circuit Test is not, and will not be as a result of the execution and delivery of this Agreement or the performance of Circuit Test's obligations under this Agreement be, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which could have a Material Adverse Effect on Circuit Test.

                  (e) All patents, registered trademarks, service marks and copyrights held by Circuit Test are valid and subsisting. Circuit Test (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party or (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. To the knowledge of Circuit Test, the manufacture, marketing, licensing or sale of the products and services of Circuit Test does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

                  (f) Circuit Test has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Circuit Test does not already own by operation of law.

                  (g) Circuit Test has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, or patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by Circuit Test by or to a third party has been pursuant to the terms of a written agreement with such third party. All use, disclosure or appropriation of Confidential Information not owned by Circuit Test has been pursuant to the terms of a written agreement with the owner of such Confidential Information, or is otherwise lawful.

         4.15     Environmental Matters.

                  (a) Circuit Test has complied with, and is in compliance with, all Environmental Laws (as defined in this Section 4.15(a)) applicable to its current and prior business, properties and assets. Circuit Test has, and Circuit Test has provided to Parent, true and complete copies of, all permits, approvals, registrations, licenses and other authorizations required by any Governmental Entity pursuant to any Environmental Law applicable to its business, properties and assets, the absence of which would have a Material Adverse Effect on Circuit Test and all such permits, approvals, registrations, licenses and other authorization are listed on the Circuit Test Disclosure Schedule. There is no pending or, to Circuit Test's knowledge, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law to which Circuit Test is a party or, to Circuit Test's knowledge, threatened to be made a party. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, order or judgment or the common law relating to protection of public health, safety or the environment or occupational health and safety, or that regulates, or creates liability for, releases or threatened releases of any Hazardous Substance. As used in this Section 4.15, the terms "release" and "environment" have the meanings set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), and "Hazardous Substance" means any substance regulated by, or the presence of which creates liability under, any Environmental Law (including without limitation CERCLA) and includes without limitation industrial, toxic or hazardous substances, pollutants and contaminants, oil or petroleum products, solid or hazardous waste, chemicals and asbestos.

                  (b) There have been no releases or threatened releases of any Hazardous Substance in violation of Environmental Law at any parcel of real property or any facility currently or formerly owned, leased, operated or controlled by Circuit Test. With respect to any such releases of or threatened releases of Hazardous Substance, Circuit Test has given all required notices to government authorities, copies of which have been provided to Parent. Circuit Test is not aware of any releases of Hazardous Substance at parcels of real property or facilities other than those presently or formerly owned, leased, operated or controlled by Circuit Test that could reasonably be expected to have an impact on the real property or facilities owned, leased, operated or controlled by Circuit Test.

                  (c) The Circuit Test Disclosure Schedule lists all environmental reports, investigations, audits or similar environmental documents in the possession of Circuit Test with respect to the operations of, or real property owned, leased, operated or controlled by Circuit Test (whether conducted by or on behalf of Circuit Test or a third party and whether done at the initiative of Circuit Test or directed by a Governmental Entity or other third party). True and complete copies of each such document have been provided to Parent.

                  (d) Circuit Test is not subject to, and is not reasonably expected to be subject to any material environmental liability, including without limitation liability arising out of the utilization by Circuit Test of any transporter or facility used for treatment, recycling, storage or disposal.

                  4.16 Taxes. Circuit Test, and any consolidated, combined, unitary or aggregate group for Tax (as defined in this Section 4.16) purposes of which Circuit Test is or has been a member have timely filed all Tax Returns (as defined in this Section 4.16) required to be filed by it taking into account extensions of due dates, have paid all Taxes shown thereon to be due and have provided adequate accruals in accordance with generally accepted accounting principles in its financial statements for any Taxes that have not been paid, whether shown as being due on any Tax returns. Circuit Test has withheld and paid over all Taxes required to have been withheld and paid over (including any estimated taxes), and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. Circuit Test does not have any liability under Treasury Regulation ss. 1.1502-6 or any analogous state, local or foreign law by reason of having been a member of any consolidated, combined or unitary group. Except as disclosed in the Circuit Test Disclosure Schedule:
(a) no material claim for Taxes has become a Lien against the property of Circuit Test or is being asserted against Circuit Test other than Liens for Taxes not yet due and payable, (b) no audit of any Tax Return of Circuit Test is being conducted by a Tax authority, (c) no Tax authority is now asserting, or to the knowledge of Circuit Test, threatening to assert against Circuit Test any deficiency or claim for additional Taxes, and there are no requests for information from a Tax authority currently outstanding that could affect the Taxes of Circuit Test, (d) no extension of the statute of limitations on the assessment of any Taxes has been granted by Circuit Test and is currently in effect, (e) Circuit Test has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense pursuant to Sections 162(m) or 280G of the Code, (f) no action has been taken that would have the effect of deferring any liability for Taxes for Circuit Test from any period prior to the Effective Date to any period after the Effective Date, (g) Circuit Test has never been included in an affiliated group of corporations, within the meaning of Section 1504 of the Code, (h) Circuit Test is not (nor has it ever been) a party to any Tax sharing agreement, (i) no consent under Section 341(f) of the Code has been filed with respect to Circuit Test, (j) Circuit Test has not disposed of any property that has been accounted for under the installment method, (k) Circuit Test is not a party to any interest rate swap, currency swap or similar transaction, (l) Circuit Test is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code, (m) Circuit Test is not subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for federal income tax purposes, (n) Circuit Test has not made any of the foregoing elections and is not required to apply any of the foregoing rules under any comparable state or local income tax provisions, (o) the transactions contemplated herein are not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code, or of any other provision of law and (p) Circuit Test is not required to treat any asset as owned by another person for federal income tax purposes or as tax exempt bond financed property or tax exempt use property within the meaning of section 168 of the Code. Circuit Test will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) ending after the Effective Time attributable to adjustments made prior to the Merger pursuant to Section 481 or 263A of the Code or any comparable provision of any state or foreign Tax law. The Circuit Test Disclosure Schedule contains accurate and complete information with respect to: (w) all material tax elections in effect with respect to Circuit Test, (x) the current tax basis of the assets of Circuit Test, (y) the current and accumulated earnings and profits of Circuit Test, and (z) the tax credit carry overs of Circuit Test. As used herein, "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, business and occupations, occupation, premium, property, environmental or windfall profit tax, custom, duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation,) estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns required to be filed with respect to Taxes. Circuit Test is in full compliance with all terms and conditions of any Tax exemptions or other Tax-sharing agreement or order of a foreign government and the consummation of the Merger shall not have any adverse effect on the continued validity and effectiveness of such Tax exemptions or other Tax-sharing agreement or order.

         4.17 S Corporation and Other Matters. Circuit Test is, and at all times since 1984 has been, an S Corporation within the meaning of Section 1361 of the code for federal income tax purposes. Each Circuit Test shareholder is an individual U.S. citizen or resident or an estate or trust described in Section 1361 (c)(2) of the Code. The amount of Circuit Test's "unrealized built in gain" (as such term is defined in Section 1374(d) of the Code) prior to the Closing is, and as of the Closing will be, zero. The Circuit Test Disclosure Schedule contains a true list of those states where Circuit Test has filed as an S Corporation for applicable state income tax purposes.

         4.18     Employee Benefit Plans.

                  (a) The Circuit Test Disclosure Schedule lists, with respect to Circuit Test, and any trade or business (whether or not incorporated) which is treated as a single employer with Circuit Test (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code: (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee in excess of $50,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code

Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of greater than $50,000 remain for the benefit of, or relating to, any present or former employee, consultant or director (collectively, the "Circuit Test Employee Plans").

                  (b) Circuit Test has furnished to Parent a copy of each of the Circuit Test Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Circuit Test Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500, including all schedules attached thereto and actuarial reports, if any, filed for the last three Plan years. Any Circuit Test Employee Plan intended to be qualified under Sections 401(a) or 501(c)(9) of the Code is so qualified. Circuit Test has furnished Parent with the most recent Internal Revenue Service determination letter issued with respect to each such Circuit Test Employee Plan (and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Circuit Test Employee Plan subject to Code Section 401(a)), and all communications with respect to any plan described in Section 4.18(a) with the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation.

                  (c) (i) None of the Circuit Test Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there have been no violations of applicable provisions of the Code or ERISA with respect to any Circuit Test Employee Plan that could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Circuit Test Employee Plan is in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have a Material Adverse Effect on Circuit Test, and Circuit Test and each ERISA Affiliate have no knowledge of any default or violation by any other party to any of the Circuit Test Employee Plans, which default or violation could reasonably be expected to have a Material Adverse Effect on Circuit Test; (iv) all material contributions required to be made by Circuit Test or any ERISA Affiliate to any Circuit Test Employee Plan have been made on or before its due dates and a reasonable amount has been accrued for contributions to each Circuit Test Employee Plan for the current plan years; and (v) neither Circuit Test no any ERISA Affiliate has ever maintained or otherwise incurred any obligation under any plan subject to Title IV of ERISA. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Circuit Test, is threatened, against or with respect to any such Circuit Test Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor.

                  (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) entitle any current or former employee or other service provider or any director of Circuit Test, or any ERISA Affiliate to severance benefits or any other payment (including unemployment compensation, golden parachute, bonus or otherwise),
(ii) increase any benefits otherwise payable or (iii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, service provider or director.

                  (e) There has been no amendment to, written interpretation or announcement (whether or not written) by Circuit Test, or any ERISA Affiliate relating to, or change in participation or coverage under, any Circuit Test Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Annual Financial Statements.

         4.19 Employee Matters. The Circuit Test Disclosure Schedule lists all employees of Circuit Test and the remuneration and benefits to which such employees are entitled. The Circuit Test Disclosure Schedule also lists all employment contracts and collective bargaining agreements, and all pension, bonus, profit sharing, or other agreements or arrangements not otherwise described in Section 4.18 providing for employee remuneration or benefits to which Circuit Test is a party or by which it is bound; all of these contracts and arrangements are in full force and effect, and neither Circuit Test nor any other party is in default under them. There have been no claims of defaults and, to Circuit Test's knowledge there are no facts or conditions which if continued, or on notice, will result in a default under these contracts or arrangements. There is no pending or, to Circuit Test's knowledge, threatened labor dispute, strike, or work stoppage that would have a Material Adverse Effect on Circuit Test. Circuit Test is in compliance in all material respects with all current applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. There are no pending claims against Circuit Test under any workers compensation plan or policy or for long term disability. Circuit Test does not have any obligations under The Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") with respect to any former employees or qualifying beneficiaries thereunder.

         4.20 Interested Party Transactions. Circuit Test is not indebted to any shareholder, director, officer, employee or agent of Circuit Test (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Circuit Test, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

         4.21 Insurance. Circuit Test has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Circuit Test. The Circuit Test Disclosure Schedule sets forth a true and complete listing of all such policies, including in each case applicable coverage limits, deductibles and policy expiration dates. There is no material claim pending under any of such policies or bonds as to which Circuit Test has received a denial, or, to Circuit Test's knowledge, as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Circuit Test is otherwise in compliance in all material respects with the terms of such policies and bonds. Circuit Test has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. Each policy or bond is legal, valid, binding, enforceable and in full force and effect and will continue to be legal, valid, binding, enforceable and in full force and effect following the consummation of the transactions contemplated hereby.

         4.22 Compliance With Laws. Circuit Test has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Circuit Test.

         4.23 Major Customers. The Circuit Test Disclosure Schedule contains a list of the customers of Circuit Test for each of the two most recent fiscal years, that individually accounted for more than five percent of the total dollar amount of net sales, showing the total dollar amount of net sales to each such customer during each such year. Circuit Test has no knowledge nor has it received notice from any of the customers listed on the Circuit Test Disclosure Schedule, that any of the customers listed in the Circuit Test Disclosure Schedule will not continue to be customers of Circuit Test after the Closing at substantially the same level of purchases.

         4.24 Suppliers. As of the date hereof, no supplier of Circuit Test has indicated to Circuit Test that it will stop, or decrease the rate of, supplying materials, products or service to Circuit Test. Circuit Test has not knowingly breached, so as to provide a benefit to Circuit Test that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Circuit Test.

         4.25 Inventory. All inventories of raw materials, work-in process and finished goods (including all such in transit) of Circuit Test, together with related packaging materials (collectively, "Inventory"), reflected in the Interim Circuit Test Financial Statements consist of a quality and quantity usable and saleable in the ordinary course of business, have commercial values at least equal to the value shown on such balance sheet or are subject to purchase obligations by customers or suppliers at such value and is valued in accordance with generally accepted accounting principles at the lower of cost (on a first in first out basis) or market. All Inventory purchased since the date of such balance sheet consists of a quality and quantity usable and saleable in the ordinary course of business. Except as set forth in the Circuit Test Disclosure Schedule, all Inventory is located on premises owned or leased by Circuit Test. All work-in process contained in Inventory constitutes items in process of production pursuant to contracts or open orders taken in the ordinary course of business, from regular customers of Circuit Test with no recent history of credit problems with respect to Circuit Test; neither Circuit Test nor any such customer is in material breach of the terms of any obligation to the other, and, based on Circuit

Test's knowledge or what Circuit Test reasonably should know, valid grounds exist for any counterclaim or set-off of amounts billable to such customers upon the completion of orders to which work-in-process relates. All work-in process is of a quality ordinarily produced in accordance with the requirements of the orders to which such work-in-process is identified, and will require no rework with respect to work performed prior to Closing.

         4.26 Product Warranty and Product Liability. The Circuit Test Disclosure Schedule contains a true and complete copy of Circuit Test's standard warranty or warranties for its manufacturing services. There has been no variation from such warranties, except as set forth in the Circuit Test Disclosure Schedule. Except as stated therein, there are no warranties, commitments or obligations with respect to Circuit Test's performance of services. The Circuit Test Disclosure Schedule contains a description of all product liability claims and similar claims, actions, litigation and other proceedings relating to services rendered, which are presently pending or, to Circuit Test's knowledge, threatened, or which have been asserted or commenced against Circuit Test within the last five years, in which a party thereto either requests injunctive relief (whether temporary or permanent) or alleges damages (whether or not covered by insurance). There are no defects in Circuit Test's manufacturing services that would adversely affect performance of products Circuit Test manufactures or create an unusual risk of injury to persons or property. Circuit Test's manufacturing services have been designed or performed so as to meet and comply with all governmental standards and specifications currently in effect, and have received all governmental approvals necessary to allow its performance.

         4.27 Minute Books. The minute books of Circuit Test made available to Parent contain true and complete summaries of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Circuit Test, and reflect all transactions referred to in such minutes accurately in all material respects.

         4.28 Brokers' and Finders' Fees. Except for commissions or fees payable to Broadview Associates, LLC, Circuit Test has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         4.29 Proxy Statement. The information supplied by Circuit Test for inclusion in the proxy statement to be sent to the shareholders of Parent in connection with the meeting of Parent's shareholders (the "Parent Shareholders Meeting") to consider the Merger (such proxy statement as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed, at the time of the Parent Shareholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Shareholders Meeting which has become false or misleading.

         4.30 Regulation D Offering. To Circuit Test's knowledge, the information provided to Parent by the holders of shares of Circuit Test Common Stock, which information is set forth in each such holder's Voting Agreement (as defined in Section 8.3(g)) delivered to Parent, is true and correct in all material respects.

         4.31 Disclosure. None of the representations or warranties made by Circuit Test herein or in the Circuit Test Disclosure Schedule, or in any certificate furnished by Circuit Test pursuant to this Agreement, when all such documents are read together in their entirety, contain or will contain at the Effective Time any untrue statement of a material fact, or omit or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. Circuit Test has delivered or made available true and complete copies of each document that has been requested by Parent or its counsel in connection with their legal and accounting review of Circuit Test.

         4.32 Hart-Scott-Rodino. None of Circuit Test, its shareholders or any of their respective affiliates is an "ultimate parent entity" within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder (the "HSR Act"), that has $100,000,000 of total assets or sales (as determined under the HSR Act), as of the date of any such ultimate parent entity's last regularly prepared balance sheet or as of the date hereof.

         4.33 Reliance. The foregoing representations and warranties are being made by Circuit Test with the knowledge and expectation that Parent and Merger Sub are placing reliance thereon.


                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Except as disclosed in a document of even date herewith and delivered by Parent to Circuit Test prior to the execution and delivery of this Agreement and referring to the sections and subsections of the representations and warranties in this Agreement (the "Parent Disclosure Schedule"), subject to its subsequent revision from time to time to the Effective Time (with the prior written consent of Circuit Test) Parent and Merger Sub represent and warrant to Circuit Test as follows:

         5.1 Organization, Standing and Power. Each of Parent and its subsidiaries, including Merger Sub, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has the full corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Parent. Merger Sub has not engaged in any business (other than certain organizational matters) since the date of its incorporation.

         5.2 Capitalization. As of March 31, 1997, the authorized capital stock of Parent consisted of 45,000,000 shares of Parent Common Stock and 5,000,000 shares of Preferred Stock, $.01 par value, of which there were issued and outstanding 5,928,060 shares of Parent Common Stock and no shares of Preferred Stock. There are no other outstanding shares of capital stock or other securities of Parent other than shares of Parent Common Stock issued after March 31, 1997 upon the exercise of options issued under Parent's 1993 Incentive Stock Option Plan and its Stock Option Plan for Non-Employee Directors (collectively, the "Parent Stock Option Plans") and other outstanding stock options granted by Parent to its employees. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, all of which are issued and outstanding and are held by Parent. All outstanding shares of Parent and Merger Sub have been duly authorized, validly issued, fully paid and are non-assessable and free and clear of any Lien, except Liens created by or imposed upon the holders thereof. As of March 31, 1997, Parent has reserved (a) 1,155,000 shares of Parent Common Stock for issuance to employees, directors and independent contractors pursuant to the Parent Stock Option Plans, (b) 243,800 shares of Parent Common Stock for issuance pursuant to other outstanding stock options granted to its employees. Other than this Agreement, as disclosed in the immediately preceding sentence or as to additional shares to be authorized under employee benefit plans of Parent, there are no other options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any nature to which Parent or Merger Sub is a party or by which either of them is bound obligating Parent or Merger Sub to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, or repurchased, any shares of the capital stock of Parent or Merger Sub or obligating Parent or Merger Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Parent Common Stock to be issued pursuant to the Merger will, when issued, be duly authorized, validly issued, fully paid, and non-assessable.

         5.3 Due Authorization. Parent and Merger Sub have the full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject only to the approval of the Merger by Parent's shareholders as contemplated by Section 7.2. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not: (a) conflict with or violate any provision of the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of Parent, as amended, the Articles of Incorporation or Bylaws of Merger Sub, or equivalent charter documents of any of Parent's subsidiaries, as amended, (b) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or the properties or assets of Parent or any of its subsidiaries, or (c) result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, cancellation or acceleration of, or result in the creation of any Lien on any of the properties or assets of Parent or any of its subsidiaries pursuant to any mortgage, indenture, lease, contract or other agreement or instrument, bond, note, concession or franchise applicable to Parent or any of its subsidiaries or their properties or assets, except, in the case of this clause (c) only, where such conflict, violation, default, termination, cancellation or acceleration would not have and could not reasonably be expected to have a Material Adverse Effect on Parent. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger and Plan of Merger as provided in Section 1.3, (ii) the filing with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. ("NASD") of the Proxy Statement relating to the Parent Shareholders Meeting, (iii) the filing of a Form 8-K with the SEC and NASD within 15 days after the Closing Date, (iv) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent or would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

         5.4 SEC Documents; Financial Statements. Parent has furnished Circuit Test with true and complete copies of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the SEC, (b) Quarterly Reports on Form 10-Q for the quarter ended March 31, 1997, as filed with the SEC, (c) proxy statements related to all meetings of its shareholders (whether annual or special) since December 31, 1995, and (d) all other reports and registration statements filed by Parent with the SEC since December 31, 1995, except registration statements on Form S-8 relating to employee benefit plans (collectively, the "Parent SEC Documents"). As of their respective filing dates, the Parent SEC Documents prepared in all material respects in accordance with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents. The annual and interim financial statements included in the Parent SEC Documents were prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as indicated in the notes thereto) and fairly present the consolidated financial condition and operating results of Parent and its consolidated subsidiaries at the dates and during the periods indicated therein, subject, in the case of interim financial statements, to normal, recurring year-end audit adjustments.

         5.5 Absence of Certain Changes. Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof, since March 31, 1997 (the "Parent Balance Sheet Date"), each of Parent and its subsidiaries has conducted its business in the ordinary course consistent with past practice and there has not occurred: (a) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Parent or (b) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Parent, or any direct or indirect redemption, retirement, purchase or other acquisition by Parent of any of its capital stock. Except as disclosed in such Parent SEC Documents, Parent is not aware of any facts which are reasonably likely to have a Material Adverse Effect on Parent.

         5.6 Compliance with Laws. Each of Parent and its subsidiaries has complied with, is not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Parent.

         5.7 Board Approval. The Boards of Directors of Parent and Merger Sub have (a) approved this Agreement and the Merger, (b) determined that the Merger is in the best interests of their respective shareholders and is on terms that are fair to such shareholders and (c) recommended that the shareholders of Parent and Merger Sub approve this Agreement and the Merger.

         5.8 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Parent, threatened against Parent, any of its subsidiaries, or any of their respective assets and properties or any of Parent's officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent. There is no judgment, decree or order against Parent, or, to the knowledge of Parent, any of its directors or officers (in their capacities as such), that could prevent consummation of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Parent.

         5.9 Title to Property. Parent and each of its subsidiaries has good and marketable title to all of its respective properties and assets, or in the case of leased properties and assets, valid leasehold interests in such properties, free and clear of any Lien. The plants, property and equipment of Parent that are used in the operations of its business are in good operating condition and repair. All plants, property and equipment owned by Parent conform (to Parent's knowledge) with all applicable ordinances, regulations and zoning and other laws and do not encroach on the property of others, the failure to conform with which would have a Material Adverse Effect on Parent.

         5.10     Intellectual Property.

                  (a) Parent and its subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all Intellectual Property used in the business of Parent and its subsidiaries as currently conducted, except to the extent that the failure to have such rights has not and could not reasonably be expected to have a Material Adverse Effect on Parent.

                  (b) To the knowledge of Parent, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Parent or its subsidiaries, any trade secret material to Parent, or any Third Party Intellectual Property Right, by any third party, including any employee or former employee of Parent or its subsidiaries. Neither Parent nor any subsidiary of Parent has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business, or contained in license agreements relating to Intellectual Property licensed to Parent or its subsidiaries in the ordinary course of business.

                  (c) All patents, registered trademarks, service marks and copyrights held by Parent and its subsidiaries are valid and subsisting. Neither Parent nor any subsidiary of Parent (i) has been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party or (ii) has brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. To the knowledge of Parent, the manufacture, marketing, licensing or sale of the products and services of Parent does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

                  (d) Parent has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all Confidential Information. All use, disclosure or appropriation of Confidential Information owned by Parent or any of its subsidiaries by or to a third party has been pursuant to the terms of a written agreement with such third party. All use, disclosure or appropriation of Confidential Information not owned by Parent or its subsidiaries has been pursuant to the terms of a written agreement with the owner of such Confidential Information, or is otherwise lawful.

         5.11 Taxes. Except matters as would not have a Material Adverse Effect on Parent: (i) Parent and its subsidiaries have (a) filed (or there have been filed on their behalf) with appropriate governmental authorities all Tax Returns required to be filed by them and such Tax Returns were true, correct and complete, and (b) duly paid in full or made provision in accordance with GAAP for the payment of all Taxes for all periods ending though the date of this Agreement; and (ii) Parent and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and had, within the time and manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

         5.12 Employee Benefit Plans; ERISA. Except matters as would not have a Material Adverse Effect on Parent: the material employee benefit plans, arrangements, practices, contracts and agreements (including, without limitation, employment agreement, change of control agreement and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans, and including, but not limited to, plans described in section 3(3) of ERISA, maintained by Parent, any of its subsidiaries or any trade or business, whether or not incorporated, that together with Parent would be deemed a "controlled group" within the meaning section 4001(a)(14) or ERISA, or with respect to which Parent or any of its subsidiaries has or may have a liability were in substantial compliance with applicable laws, including ERISA and the Code.

         5.13 Compliance With Laws. Parent and its subsidiaries have complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of their respective businesses, or the ownership or operation of their respective businesses, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Parent.

         5.14 Major Customers. Parent has no knowledge or information of any facts indicating, nor any other reason to believe, that any of the principal customers of Parent and its subsidiaries will not continue to be customers of Parent or such subsidiaries after the Closing at substantially the same level of purchases.

         5.15 Suppliers. As of the date hereof, no supplier of Parent has indicated to Parent that it will stop, or decrease the rate of, supplying materials, products or service to Parent. Parent has not knowingly breached, so as to provide a benefit to Parent that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Parent.

         5.16 Brokers' and Finders' Fees. Parent has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         5.17 Disclosure. None of the representations or warranties made by Parent herein or in the Parent Disclosure Schedule, or in any certificate furnished by Parent pursuant to this Agreement, when all such documents are read together in their entirety, contain or will contain at the Effective Time any untrue statement of a material fact, or omit or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. Parent has delivered or made available true and complete copies of each document that has been requested by Circuit Test or its counsel in connection with their legal and accounting review of Parent.

         5.18 Hart-Scott-Rodino. Neither Parent nor any of its subsidiaries is an "ultimate parent entity" within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder (the "HSR Act"), that has $100,000,000 of total assets or sales (as determined under the HSR Act), as of the date of any such ultimate parent entity's last regularly prepared balance sheet or as of the date hereof.

         5.19 Reliance. The foregoing representations and warranties are being made by Parent and Merger Sub with the knowledge and expectation that Circuit Test is placing reliance thereon.


                                   ARTICLE VI

                         CONDUCT PRIOR TO EFFECTIVE TIME

     6.1 Conduct of Business of Circuit Test. Prior to the Effective Time, except as expressly contemplated by this Agreement or as agreed in writing by
Parent:

                  (a)      Affirmative Covenants.  Circuit Test will:

     (i) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use its best efforts to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time;

     (ii) maintain insurance coverages and its books, accounts and records in the usual manner consistent with past practice;

     (iii) comply in all material respects with all laws and regulations of any Governmental Entity applicable to it;

     (iv) maintain and keep its plants, property and equipment in good repair, working order and condition, ordinary wear and tear excepted;

     (v) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound;

     (vi) notify Parent of any event or occurrence not in the ordinary course of its business, and of any event which could have a Material Adverse Effect on Circuit Test; or

     (vii) pay, consistent with past practice, all accounts payable that arise in the ordinary course of its business.

                  (b)      Negative Covenants.  Circuit Test will not:

     (i) cause or permit any amendments to its Articles of Incorporation or Bylaws or equivalent charter documents;

     (ii) accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its employee stock plans or director stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

     (iii) transfer to any person or entity any rights to its Intellectual Property;

     (iv) enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

     (v) enter into any operating lease providing for payments in excess of an aggregate of $50,000;

     (vi) adopt or amend any employee benefit or stock purchase or option plan, or hire any new director level or officer level employee (other than in the ordinary course of business), pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees, except as set forth in Section 6.1(b) of the Circuit Test Disclosure Schedule;

     (vii) commence a lawsuit other than (A) for the routine collection of bills, (B) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of such a suit, or (C) for a breach of this Agreement;

     (viii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, other than in the ordinary course of business consistent with past practice;

     (ix) other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

     (x) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

     (xi) take, or agree in writing or otherwise to take, any other action that would make any of its representations or warranties contained in this Agreement untrue;

     (xii) delay in the payment of any trade or other payables other than in the ordinary course of business consistent with past practice;

     (xiii) sell, lease or otherwise transfer or dispose of any property or asset of Circuit Test, other than in the ordinary course of business consistent with past practice;

     (xiv) change its accounting methods, practices or policies (including any change in depreciation or amortization policies or rates) by Circuit Test or revalue any of its assets, except as described in the notes to the Annual Financial Statements;

     (xv) declare, set aside, or pay any dividend or other distribution to Circuit Test's shareholders, or any direct or indirect redemption, retirement, purchase or other acquisition by Circuit Test of any of its capital stock or other securities or options, warrants or other rights to acquire capital stock, except as set forth on Schedule 6.1(b);

     (xvi) enter into commitment or transaction (including any capital expenditure, capital financing or sale of assets) for any amount that requires or could require payments in excess of $50,000 with respect to any individual contract or a series of related contracts;

     (xvii) cancel any debt or waive or release of any right or claim by Circuit Test, other than in the ordinary course of business;

     (xviii) make any payment, or discharge or satisfy any claim, liability or obligation by Circuit Test, other than as reflected or reserved against in the Annual Financial Statements or the Interim Circuit Test Financial Statements or in the ordinary course of business consistent with past practice;

     (xix) issue or sell any capital stock or other securities, exchangeable or convertible securities, options, warrants, puts, calls or other rights to acquire capital stock or other securities of Circuit Test;

     (xx) incur any indebtedness for borrowed money, or guarantee or otherwise assume any such indebtedness, except as set forth in Schedule 6.1(b);

     (xxi) make any loan or advance (other than advances to employees in the ordinary course of business for travel and entertainment in accordance with past practice) to any person;

     (xxii ) increase in any salary, wage, benefit or other remuneration payable or to become payable to any current or former officer, director, employee, independent contractor or agent of Circuit Test or pay or agree to pay any bonus or severance payment or arrangement made to, for or with any officer, director, employee or agent of Circuit Test or provide for any supplemental retirement plan or other program or special remuneration for any officer, director, employee or agent of Circuit Test, except for normal salary or wage increases relating to periodic performance reviews and annual bonuses consistent with past practice of Circuit Test;

     (xxiii) grant credit to any customer on terms or in amounts more favorable than those which have been extended to such customer in the past, any other change in the terms of any credit heretofore extended or any other change in the policies or practices of Circuit Test with respect to the granting of credit; or

     (xiv) agree, whether in writing or otherwise, to do any of the foregoing.

         6.2 No Solicitation; Acquisition Proposals. Subject to the fiduciary duties of Circuit Test's Board of Directors under applicable law, as advised by counsel, Circuit Test shall not, directly or indirectly, through any officer, director, employee, representative, agent, financial advisor or otherwise, solicit, initiate or encourage inquiries or submission of proposals or offers from any person relating to any sale of all or any portion of the assets, business, properties of (other than immaterial or insubstantial assets or inventory in the ordinary course of business), or any equity interest in, Circuit Test or any business combination with Circuit Test whether by merger, purchase of assets, tender offer or otherwise or participate in any negotiation regarding, or furnishing to any other person any information with respect to, or otherwise cooperate in any way with, or assist in, facilitate or encourage, any effort or attempt by any other person to do or seek to do any of the foregoing. Circuit Test shall use its best efforts to cause all confidential materials previously furnished to any third parties in connection with any of the foregoing to be promptly returned to Circuit Test and shall cease any negotiations conducted in connection therewith or otherwise conducted with any such parties.

         6.3 Conduct of Business of Parent. Prior to the Effective Time, except as expressly contemplated by this Agreement or as agreed in writing by Circuit Test, Parent will, and will cause each of its subsidiaries to:

     (a) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use its best efforts to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time;

     (b) maintain insurance coverages and its books, accounts and records in the usual manner consistent with past practice;

     (c) comply in all material respects with all laws and regulations of any Governmental Entity applicable to it;

     (d) maintain and keep its plants, property and equipment in good repair, working order and condition, ordinary wear and tear excepted;

     (e) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound;

     (f) notify Circuit Test of any event or occurrence not in the ordinary course of its business, and of any event which could have a Material Adverse Effect on Parent; or

     (g) pay, consistent with past practice, all accounts payable that arise in the ordinary course of its business except to the extent that the amount owing is being duly contested by Parent and such contest does not have a Material Adverse Effect on Parent and adequate reserves therefor are reflected on the Annual Financial Statements or the Interim Financial Statements for Parent.

         6.4 Notice of Breach. Each party hereto shall promptly give written notice to the others upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event that could cause or constitute a breach of any of its representations, warranties or covenants hereunder.


                                   ARTICLE VII

                              ADDITIONAL COVENANTS

         7.1 Proxy Statement. As promptly as practicable after the execution of this Agreement, Parent shall prepare and file with the SEC preliminary proxy materials relating to the approval of the Merger and the transactions contemplated hereby by the shareholders of Parent.

         7.2      Meetings of Shareholders.

                  (a) Parent Shareholders Meeting. As promptly as practicable after the date hereof, Parent shall take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene the Parent Shareholders Meeting. Subject to Section 7.1, Parent shall use its reasonable efforts to solicit from shareholders proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required to effect the Merger, and subject to the fiduciary duties of Parent's Board of Directors under applicable law, as advised by counsel, the Board of Directors of Parent shall recommend a vote in favor of the Merger.

                  (b) Circuit Test Shareholders Meeting. Circuit Test shall take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws within ten (10) days after the date hereof either (i) to obtain the written consent of the shareholders of Circuit Test to this Agreement and the transactions contemplated hereby or (ii) to convene a special meeting of its shareholders and solicit from shareholders proxies in favor of the Merger. In any event, Circuit Test shall take all action necessary or advisable to secure the vote or consent of shareholders required to effect the Merger, and subject to the fiduciary duties of Circuit Test's

Board of Directors under applicable law, as advised by counsel, the Board of Directors of Circuit Test shall recommend a consent or vote in favor of the Merger.

         7.3 Access to Information. Each party shall afford the other and its accountants, counsel and other representatives (collectively, "Representatives") full access during normal business hours (and at such other times as the parties hereto agree) during the period prior to the Effective Time to: (a) all of such party's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel of such party as the other party may reasonably request. Each party agrees to provide to the other and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Parent and Circuit Test shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations. No information or knowledge obtained in any investigation pursuant to this Section 7.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties hereto to consummate the Merger.

         7.4 Confidentiality. Each party hereto and its Representatives will treat as confidential and hold in confidence all information concerning the businesses and affairs of the other that is not already generally available to the public and is not otherwise known to the party to whom it was disclosed on a non-confidential basis ("Proprietary Information") and refrain from using any Proprietary Information except in furtherance of this Agreement or as required by law.

         7.5 Publicity. Circuit Test shall not, and shall use its reasonable efforts to cause its shareholders not to, issue, or cause or permit to be issued, any press release or otherwise make any public statement regarding the terms of this Agreement or the transactions contemplated hereby without Parent's prior written consent. Parent and Merger Sub shall consult with Circuit Test before issuing any press release or otherwise making any public statement regarding the terms of this Agreement or the transactions contemplated hereby, except as required by law or its other legal obligations.

         7.6 Filings; Cooperation. Parent and Circuit Test shall make, and cause their affiliates to make, all necessary filings with respect to the Merger and the other transactions contemplated hereby including those required under the Securities Act and the Exchange Act and the rules and regulations thereunder, and under applicable Blue Sky or similar securities laws, and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto to (a) comply as promptly as practicable with all governmental requirements applicable to the transaction and (b) obtain promptly all necessary permits, orders and other consents of Governmental Entities and consents of third parties necessary for the consummation of the Merger.

     7.7 Employment Matters. At the Effective Time, Parent will enter into employment agreements with each of Messrs. Allen S. Braswell, Jr., Richard Strott, Andrew Hatch and

Dennis Ayo (the "Employment Agreements"), which Employment Agreements shall be substantially in the form attached hereto as Exhibit 7.7.

         7.8 Stock Options. At the Effective Time, Parent will issue stock options to certain employees of Circuit Test. Such stock options will be issued and exercisable under Parent's Equity Incentive Plan. Schedule 7.8 hereto sets forth the names of the grantees, the number of options to be granted and the manner in which such options will vest. The exercise price of the options shall be the last closing sale price of the Parent Common Stock on the date of grant.

     7.9 Director Nominees. At or prior the Effective Time, Parent shall take such action as may be necessary such that two persons designated by Circuit Test will be elected to Parent's Board of Directors (the "Designees"), effective at the Effective Time. Circuit Test has selected as the Designees Messrs. Allen S. Braswell, Sr. and Allen S. Braswell, Jr. Unless waived by the Designees, Parent also shall take such action as may be necessary to nominate the Designees for election to the Board of Directors at Parent's Annual Meeting of Shareholders held next following the Effective Time.

         7.10     Further Assurances.

                  (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings with all applicable Governmental Entities) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).

                  (b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent and the Surviving Corporation shall take all such necessary action.

                  (c) Circuit Test and its shareholders shall confirm and represent to Parent, by signed certificates, such factual matters as Parent may reasonably request in order for Parent to confirm that the Merger will qualify as a nontaxable reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

         7.11 Certain Tax Matters. Parent shall continue at least one significant historical business line of Circuit Test, or shall use at least a significant portion of Circuit Test's historical business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d).

     7.12 Audited Financial Statements. On or before July 16, 1997, Circuit Test shall deliver or cause to be delivered to Parent the consolidated audited balance sheet, and the related statements of operations, stockholders' and members' equity and of cash flows of Circuit Test, LLC and Airhub for the year ended December 31, 1996.

     7.13 Additional Agreements. On or before July 16, 1997: (a) Parent shall deliver or cause to be delivered to Circuit Test executed Voting Letter Agreements (the form of which is attached as Exhibit 7.13 hereto) from each of the directors of Parent who is also a shareholder of Parent; (b) Circuit Test shall deliver or cause to be delivered to Parent a Voting Agreement executed by all of the CT Shareholders (other than the Allen S. Braswell, Sr. Grantor Retained Income Trust and Allen S. Braswell, Jr. who shall execute such Voting Agreement as of the date hereof).

         7.14 Deferred Compensation. The parties hereto agree that after the Effective Time Circuit Test shall be authorized to pay up to an aggregate of $500,000 to its employees as "Deferred Compensation", less the amount of any Deferred Compensation paid by Airhub and CTLLC pursuant to Section 7.8 of the Purchase Agreement.


                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

         8.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party hereto to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of the parties hereto:

                  (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the holders of Parent Common Stock and by the requisite vote of the holders of Circuit Test Common Stock.

                  (b) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger, nor any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing, shall be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

                  (c) Parent, Circuit Test and Merger Sub and their respective subsidiaries, if any, shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the federal securities and state Blue Sky laws.

     (d) Simultaneous with the occurrence of the Closing hereunder, the Closing shall have occurred under the Purchase Agreement.

         8.2 Additional Conditions to Obligations of Circuit Test to Effect the Merger. The obligations of Circuit Test to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Circuit Test:

                  (a) Parent and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them on or prior to the Effective Time and the representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty that is qualified by its terms by a reference to Material Adverse Effect or otherwise the concept of materiality) when made and on and as of the Effective Time as though such representations and warranties were made on and as of such date.

                  (b) Circuit Test shall have received a certificate executed on behalf of Parent by its Chief Financial Officer certifying that the conditions specified in Section 8.2(a) have been fulfilled.

                  (c) Circuit Test shall have received a legal opinion of Holme Roberts & Owen LLP, counsel to Parent, substantially in the form attached hereto as Exhibit 8.2(c).

                  (d) Parent shall have executed and delivered to the holders of Circuit Test Common Stock an agreement with respect to demand and piggyback registration rights of such holders (the "Registration Rights Agreement"), which Registration Rights Agreement shall be substantially in the form of Exhibit 8.2(d) attached hereto.

                  (e) Parent shall have agreed to grant, as of the Effective Time, to the members of Circuit Test's management identified on Schedule 8.2(e), the employee stock options specified in such schedule.

        (f) There shall not have occurred any Material Adverse Effect on Parent.

                  (g) Parent shall have executed and delivered to the other parties thereto, all Employment Agreements to be entered into at the Effective Time, which Employment Agreements shall be substantially in the form attached hereto as Exhibit 7.7.

         8.3 Additional Conditions to the Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Parent:

                  (a) Circuit Test shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it on or prior to the Effective Time and the representations and warranties of Circuit Test in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty that is qualified by its terms by a reference to Material Adverse Effect or otherwise by the concept of materiality) when made and on and as of the Effective Time as though such representations and warranties were made on and as of such time.

                  (b) Parent shall have received a certificate, dated as of the Effective Time, executed on behalf of Circuit Test by its President and its Chief Financial Officer certifying that the conditions specified in Section 8.3(a) have been fulfilled.

                  (c) Parent shall have received a legal opinion from Burch, Porter & Johnson, PLLC, legal counsel to Circuit Test, substantially in form attached hereto as Exhibit 8.3(c).

                  (d) Parent shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any material contract of Circuit Test otherwise.

                  (e) There shall not have occurred any Material Adverse Effect on Circuit Test.

                  (f)  Parent  shall  have  received   letters  of  resignation,
effective as of the Effective Time, executed and tendered by each of the then incumbent directors of Circuit Test.

                  (g) The Voting Agreement, dated the date hereof (the "Voting Agreement"), among the CT Shareholders and Parent shall be in full force and effect as of the Effective Time and the parties to the Voting Agreement other than Parent shall have performed and complied in all material respects with all covenants, obligations and conditions of the Voting Agreement required to be performed or complied with by them. The CT Shareholders shall have executed and delivered to Parent: (i) a certificate confirming the continued accuracy of the representations and warranties given by them under the Voting Agreement; and
(ii) the Registration Rights Agreement.

                  (h) The parties to the Voting Agreement, other than Parent, and Bruce A. Braswell, Amy A. Braswell, and Anita B. Murman shall have entered into an agreement regarding the indemnification of Parent and Merger Sub with respect to the representations, warranties and covenants of this Agreement (the "Indemnification Agreement"), which Indemnification Agreement shall be substantially in the form of Exhibit 8.3(h) attached hereto;

                  (i) Each employee who is to be party thereto shall have executed and delivered to Parent, all Employment Agreements to be entered into at the Effective Time, which Employment Agreements shall be substantially in the form attached hereto as Exhibit 7.7.

                  (j) Parent shall have received from each of the holders of Circuit Test Common Stock who are receiving Parent Common Stock in the Merger a letter substantially in the form of Exhibit 8.3(j) attached hereto, and Parent shall have confirmed, to its reasonable satisfaction, that the Merger will qualify as a nontaxable reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

                  (k) There shall be no material variation between the audited financial statements for the year ended December 31, 1996 delivered to Parent pursuant to Section 7.12 and the unaudited financial statements for such period previously delivered to Parent.

                  (l) For matters from its inception until the Closing, all corporate actions of Circuit Test, other than those that require no Board approval, shall have been approved or otherwise ratified by the Circuit Test Board of Directors as the valid and duly authorized actions of Circuit Test.

                  (m) Parent shall have received such clearance certificate or shall have received or filed such other documents that may be required by any state taxing authority in order to relieve Parent of any obligation to withhold any portion of the consideration payable.

                  (n) Circuit Test shall deliver to Parent at Closing a "Certificate of Nonforeign Status" under section 1445 of the Code in a form reasonably satisfactory to Parent.


                                   ARTICLE IX

                            RESTRICTIONS ON TRANSFER

         9.1 Legends. Each certificate representing shares of Parent Common Stock issued in connection with the Merger (the "Restricted Securities") shall bear a legend to the following effect:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH RESTRICTIONS ON THE TRANSFERABILITY CONTAINED IN AN AGREEMENT RELATING TO THE SECURITIES AND APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND NO TRANSFER WILL BE RECOGNIZED UNLESS MADE IN COMPLIANCE WITH SUCH LAWS."

Any holder of Restricted Securities (a "Holder") who disposes of Restricted Securities in accordance with Section 9.2 shall be entitled to have Parent cause new unlegended certificates to be issued promptly to the Holder in exchange for outstanding legended certificates representing the disposed shares if: (a) the opinion to counsel referred to in Section 9.2 is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act; (b) the transfer is in connection with a transaction intended to comply with Rule 144 and Rule 145 as promulgated by the SEC under the Securities Act, as such Rules may be amended from time to time, or any similar successor rule that may be promulgated by the SEC, or (c) an appropriate registration statement with respect to such Restricted Securities has been filed by Parent with the SEC and has been declared effective by the SEC.

         9.2 Notice of Proposed Dispositions. Each Holder of Restricted Securities by acceptance thereof shall agree to comply in all respects with the provisions of this Section 9.2. Prior to any proposed disposition of any Restricted Securities (unless there is in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement) the holder thereof shall give written notice to Parent of such Holder's intention to effect such disposition. Each such notice shall describe the manner and circumstances of the proposed disposition and shall be accompanied by either (a) a written opinion of legal counsel addressed to Parent and reasonably satisfactory in form and substance to Parent, to the effect that the proposed disposition of Restricted Securities may be effected without registration of such Restricted Securities or
(b) a "no action" letter from the SEC to the effect that such disposition without registration of such Restricted Securities will not result in recommendation by the staff of the SEC that enforcement action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to Parent. The provisions of this Section 9.2 shall not apply to Restricted Securities that are then freely tradeable pursuant to Rule 144(k) under the Securities Act, as amended from time to time, or any similar successor rule that may be promulgated by the SEC.


                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

         10.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Circuit Test and Parent, this Agreement may be terminated:

                  (a)      by mutual consent of Parent and Circuit Test;

                  (b) by either Parent or Circuit Test, if, without fault of the terminating party, the Closing shall not have occurred on or before the later of
(i) 30 days after the date the Proxy Statement is mailed, but in no event later than November 30, 1997, or (ii) such later date as may be agreed upon in writing by the parties hereto;

                  (c) by Parent,  if any of the conditions  specified in Section
8.3 have not been satisfied or waived at such time as such condition is no longer capable of satisfaction;

                  (d) by Circuit  Test,  if any of the  conditions  specified in
Section 8.2 have not been satisfied or waived at such time as such condition is no longer capable of satisfaction;

                  (e) by either Parent or Circuit Test if the other shall have breached its respective representations, warranties or other obligations under Articles IV through VII in any material respect and such breach continues for a period of 10 days after receipt of notice of the breach from the non-breaching party hereto.

         10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or Circuit Test or their respective officers, directors, shareholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of this Section 10.2 and
Section 7.4 (Confidentiality) and Article XI (General Provisions) shall remain in full force and effect and survive any termination of this Agreement.

         10.3 Amendment. The respective Boards of Directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the shareholders of Circuit Test or Merger Sub shall not (a) alter or change the amount or kind of consideration to be received on conversion of the Circuit Test Common Stock, (b) alter or change any term of the Articles of Incorporation of Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of Circuit Test Common Stock or Parent.

         10.4 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.1 Survival of Representations and Warranties. The representations and warranties of Circuit Test in Article IV shall survive the Merger and continue in full force and effect for two years after the Effective Time, except for those contained in Section 4.16 and 4.17 shall survive the Merger and continue in full force and effect after the Effective Time for the applicable statute of limitations period. The Shareholders of Circuit Test have agreed to indemnify Parent pursuant to the Indemnification Agreement, subject to the limitations contained therein. The representations and warranties of Parent and Merger Sub shall survive the Merger and continue in full force and effect for two years after the Effective Time and Parent shall indemnify the Shareholders of Circuit Test pursuant to Section 11.2, in each case subject to the limitations contained therein.

         11.2     Indemnification by Parent.

                  (a) Indemnity Obligation of Parent. Parent hereby agrees to indemnify and hold harmless each of the CT Shareholders harmless from, and to reimburse each of the CT Shareholders for, any Shareholder Indemnity Claims arising under the terms and conditions of this Agreement. For purpose of this Agreement, the term "Shareholder Indemnity Claim" shall mean any loss, damage, deficiency, claim, liability, suit, action, fee, cost or expense of any nature whatsoever ("Losses") incurred by the CT Shareholders resulting from any breach of representation or warranty of Parent or Merger Sub that is contained in this Agreement.

                  (b) Limitation on Indemnification. Notwithstanding the foregoing, any claim for indemnification or breach of representation and warranty against Parent hereunder shall be payable by Parent only in the event, and to the extent, that the accumulated amount of claims in respect of such indemnifying party's obligations to indemnify hereunder shall exceed the amount of $100,000 in the aggregate (the "Indemnification Threshold"). In addition, the aggregate liability of Parent for amounts in excess of the Indemnification Threshold shall not exceed an aggregate of $2.5 million unless such Losses are caused by or arise out of any breach of which Parent had actual knowledge at the time of the related representation was made or deemed made, in which case an aggregate ceiling of $14.5 million shall apply.

         11.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail, return receipt requested, or sent via facsimile, with confirmation of receipt, to the parties at the following address or at such other address for a party as shall be specified by notice hereunder:

                  (a)      if to Parent or Merger Sub, to:

                           EFTC Corporation
                           7241 West 4th Street
                           Greeley, Colorado 80634
                           Attention:  Stuart W. Fuhlendorf
                           Facsimile No.:  (303) 892-4306
                           with a copy to:

                           Holme Roberts & Owen LLP
                           1700 Lincoln, Suite 4100
                           Denver, Colorado 80203
                           Attention:  Francis R. Wheeler
                           Facsimile No.:  (303) 866-0200

                  (b)      if to Circuit Test, to:

                           Circuit Test, Inc.
                           4601 Cromwell Avenue
                           Memphis, Tennessee 38118
                           Attention: Allen S. Braswell, Jr.
                           Facsimile No.: (901) 795-5305

                           with a copy to:

                           Burch, Porter & Johnson, PLLC
                           50 North Front Street
                           Suite 800
                           Memphis, Tennessee 38103
                           Attention:  Warner B. Rodda
                           Facsimile No.: (901) 524-5026

         11.4 Interpretation. When a reference is made in this Agreement to Exhibits, Articles or Sections, such reference shall be to an Exhibit, Article or Section to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party hereto to whom such information is to be made available. The table of contents, index of defined terms and Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole. In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge of a particular fact or matter after due and diligent inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

         11.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

         11.6 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Circuit Test Disclosure Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         11.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         11.8 Remedies Cumulative; No Waiver. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

         11.9 Governing Law. The Merger shall be governed by the laws of the state of Florida. All other aspects of this Agreement shall be governed by and construed in accordance with the laws of the State of Colorado (without regard to the principles of conflicts of law thereof).

         11.10 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         11.11 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

         11.12 Attorneys Fees. In the event of any proceeding to enforce this Agreement, the prevailing party shall be entitled to receive from the losing party all reasonable costs and expenses, including the reasonable fees of attorneys, accountants and other experts, incurred by the prevailing party in investigating and prosecuting (or defending) such action at trial or upon any appeal.

              SIGNATURE PAGE--AGREEMENT AND PLAN OF REORGANIZATION

         IN WITNESS WHEREOF, Circuit Test, Parent and Merger Sub have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.


                                            EFTC CORPORATION,
                                            a Colorado corporation


                                            By:      /s/ Stuart Fuhlendorf



                                            CTI ACQUISITION CORP.,
                                            a Florida corporation


                                            By:      /s/ Stuart Fuhlendorf



                                            CIRCUIT TEST, INC.
                                            a Florida corporation


                                            By: /s/ Allen S. Braswell, Jr.